As filed with the Securities and Exchange Commission on September 10, 2012

Registration No. 811-09347

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 49

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

(Exact Name of Registrant as specified in Charter)

50606 Ameriprise Financial Center

Minneapolis, MN 55474

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (800) 321-7854

Christopher O. Petersen, Esq.

c/o Columbia Management Investment Advisers, LLC

225 Franklin Street

Boston, MA 02110

(Name and Address of Agent for Service)

With copies to:

Robert M. Kurucza, Esq.

Marco E. Adelfio, Esq.

Goodwin Procter LLP

901 New York Ave., N.W.

Washington, D.C. 20001

EXPLANATORY NOTE

This Registration Statement has been filed by Columbia Funds Master Investment Trust, LLC (the “Registrant” or “Trust”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not registered under the Securities Act of 1933, as amended (the “1933 Act”), since such interests will be issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by the investment companies or certain other entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or solicitation of an offer to buy, any beneficial interests in the Registrant.

Parts A, B and C to the Registration Statement, each dated July 1, 2012, were previously filed in connection with Post-Effective Amendment No. 48 to the Registration Statement, and are incorporated by reference into this Registration Statement, as supplemented below. In addition, the most recent annual report for Columbia International Value Master Portfolio (the “Master Portfolio”), the fund series of the Registrant, which includes the Master Portfolio’s audited financial statements dated February 29, 2012, is incorporated by reference into this Registration Statement.

This Post-Effective Amendment No. 49 to the Registration Statement is being filed to add the following disclosure to Part A of the Registration Statement:

Part A:

Effective immediately, the Prospectus of the Master Portfolio is supplemented as described below:

1.	Portfolio Holdings Disclosure.

The paragraphs under the heading Portfolio Holdings Disclosure in the section of the Master Portfolio’s Prospectus entitled “Columbia International Value Fund Master Portfolio - Additional Investment Strategies and Policies” are deleted and replaced in their entirety with the following:

A description of Columbia Funds’ policies and procedures with respect to the disclosure of their portfolio securities is available in Part B. The Master Portfolio discloses its portfolio holdings on the Columbia Funds’ website, www.columbiamanagement.com, as described below. The Master Portfolio files a Form N-CSR or Form N-Q (forms filed with the SEC that include portfolio holdings information) for the period that includes the date as of which the information is current.

The Master Portfolio’s complete portfolio holdings are available by viewing the portfolio holdings of the Columbia International Value Fund (the Feeder Fund), as of a month-end, which are disclosed approximately but no earlier than 30 calendar days after such month-end.

In addition, more current information concerning the Master Portfolio’s portfolio holdings as of specified dates may also be disclosed on the Columbia Funds’ website.

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

50606 Ameriprise Financial Center

Minneapolis, MN 55474

1-800-321-7854

FORM N-1A

PART C

OTHER INFORMATION

ITEM 28.	Exhibits

All references to the “Registration Statement” in the following list of Exhibits refer to the Registrant’s Registration Statement on Form N-1A (File No. 811-09347), unless otherwise noted.

Exhibit Letter	Description
(a)	Articles of Incorporation:

(a)(1)	Amended and Restated Limited Liability Company Agreement dated March 2, 2011, incorporated by reference to Amendment No. 47, filed June 28, 2011.

(b)	Bylaws:

(b)(1)	Amended and Restated Bylaws dated March 2, 2011, incorporated by reference to Amendment No. 47, filed June 28, 2011.

(c)	Instruments Defining Rights of Securities Holders: Not Applicable.

(d)	Investment Advisory Contracts:

(d)(1)	Investment Management Services Agreement between Columbia Funds Master Investment Trust, LLC (“Registrant”) and Columbia Management Investment Advisers, LLC (“CMIA”), is incorporated by reference to Amendment No. 48, filed June 28, 2012.

Exhibit Letter	Description

(d)(2)	Form of Investment Sub-Advisory Agreement among the Registrant, CMIA and Brandes Investment Partners, LLC (“Brandes”), is incorporated by reference to Amendment No. 43, filed May 4, 2010.

(e)	Not Applicable pursuant to General Instruction (B)(2)(b).

(f)	Bonus or Profit Sharing Contracts:

(f)(1)	Deferred Compensation Plan last approved by the Board of Trustees of the Registrant on December 10, 2009, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(g)	Custodian Agreement:

(g)(1)	Master Custodian Agreement between the Registrant and State Street Bank and Trust Company (“State Street”), dated June 13, 2005, Appendix A last amended September 30, 2006, incorporated by reference to Amendment No. 35, filed March 29, 2007.

(g)(2)	Amendment No. 1 to the Master Custodian Agreement between the Registrant and State Street, dated June 1, 2006, incorporated by reference to Amendment No. 34, filed July 31, 2006.

(g)(3)	Form of Notice of Change of Address in Master Custodian Agreement, is incorporated by reference to Amendment No. 43, filed May 4, 2010.

(g)(4)	Second Amended and Restated Master Global Custody Agreement between each of the funds listed on Schedule A thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), is incorporated by reference to Post-Effective Amendment No. 93 to the registration statement of Columbia Funds Series Trust, File No. 333-89661, filed on May 27, 2011.

Exhibit Letter	Description
(h)	Other Material Contracts:

(h)(1)	Form of Administrative Services Agreement between the Registrant and CMIA, is incorporated by reference to Amendment No. 43, filed May 4, 2010.

(h)(1)(i)	Amendment No. 1 to Administrative Services Agreement between CMIA and the Registrant, dated February 28, 2011, is incorporated by reference to Post-Effective Amendment No. 94 to the registration statement of Columbia Funds Series Trust, File No. 333-89661, filed on June 28, 2011.

(h)(2)	Form of Placement Agency Agreement between the Registrant and Columbia Management Investment Distributors, Inc. (“CMID”), is incorporated by reference to Amendment No. 43, filed May 4, 2010.

(h)(3)	Cross Indemnification Agreement between Columbia Funds Series Trust (“Funds Trust”) and the Registrant dated September 26, 2005, incorporated by reference to Amendment No. 34, filed July 31, 2006.

(h)(4)	Amended and Restated Fee Waiver and Expense Cap Agreement between CMIA, CMID, CMIS and the Registrant, dated May 2, 2011, is incorporated by reference to Post-Effective Amendment No. 94 to the registration statement of Columbia Funds Series Trust, File No. 333-89661, filed on June 28, 2011.

(h)(5)	Financial Reporting Services Agreement among the Registrant, the other parties listed on Schedule A, Columbia Management Advisors, LLC (“CMA”) and State Street dated December 15, 2006 with Schedule A dated May 5, 2008, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(5)(i)	Amendment to the Financial Reporting Services Agreement among the Registrant, the other parties listed on Schedule A, CMA and State Street, dated June 29, 2007 with Schedule A dated June 29, 2007, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(5)(ii)	Form of Amendment to Financial Reporting Services among the Registrant, the other parties listed on Schedule A , CMA, State Street and CMIA, is incorporated by reference to Amendment No. 43, filed May 4, 2010.

(h)(6)	Accounting Services Agreement among the Registrant, the other parties listed on Schedule A, CMA and State Street dated December 15, 2006 with Schedule A dated May 5, 2008, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(6)(i)	Amendment to the Accounting Services Agreement among the Registrant, the other parties listed on Schedule A, CMA and State Street, dated June 29, 2007 with Schedule A dated June 29, 2007, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(6)(ii)	Form of Amendment to Accounting Services Agreement among the Registrant, the other parties listed on Schedule A , CMA, State Street and CMIA, is incorporated by reference to Amendment No. 43, filed May 4, 2010.

(h)(7)	Committed Line of Credit Agreement among the Registrant, the other parties listed on Schedule 2, the lending institutions listed on the signature pages and State Street, dated October 19, 2006, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(7)(i)	Notice and Acknowledgement to Committed Line of Credit Agreement regarding conversion of Columbia Funds Master Investment Trust LLC (formerly, Columbia Funds Master Investment Trust) to a Delaware limited liability company, dated March 30, 2007, to be filed by amendment.

(h)(7)(ii)	Amendment Agreement No. 1 and Instrument of Adherence, dated October 18, 2007, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(7)(iii)	Amendment Agreement No. 2, dated as of February 28, 2008, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(7)(iv)	Amendment Agreement No. 3, dated as of March 31, 2008, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(7)(v)	Amendment Agreement No. 4, dated October 16, 2008, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(7)(vi)	Amendment Agreement No. 5, dated June 1, 2009, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(7)(vii)	Amendment Agreement No. 6, dated October 15, 2009, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(h)(7)(viii)	Amendment Agreement No. 7 to Committed Credit Agreement, dated as of October 14, 2010, by and among the Registrant, Columbia Funds Series Trust I, Columbia Funds Master Investment Trust, LLC, Columbia Funds Variable Insurance Trust, Columbia Funds Series Trust II, Columbia Funds Variable Insurance Trust I, each on behalf of its respective series listed on Schedule 2 attached thereto and State Street, individually, as operations agent and as administrative agent, is incorporated by reference to Post-Effective Amendment No. 90 to the registration statement of Columbia Funds Series Trust, File No. 333-89661, filed on March 30, 2011.

(h)(7)(ix)	Form of Consent In Respect of Credit Agreement among the Registrant, the other parties listed on Schedule 2, the lending institutions listed on the signature pages and State Street, is incorporated by reference to Amendment No. 43, filed May 4, 2010.

(h)(8)	Form of Indemnification Agreement by and between each member of the Board of Trustees and the Registrant, incorporated by reference to Amendment No. 42, filed January 13, 2010.

(i)	Not Applicable pursuant to General Instruction (B)(2)(b).

(j)	Not Applicable pursuant to General Instruction (B)(2)(b).

(k)	Not Applicable pursuant to General Instruction (B)(2)(b).

(l)	Initial Capital Agreements: Not Applicable.

(m)	Rule 12b-1 Plan: Not Applicable.

(n)	Financial Data Schedule: Not Applicable.

(o)	Rule 18f-3 Plan: Not Applicable.

Exhibit Letter	Description
(p)	Codes of Ethics

(p)(1)	Columbia Funds Family Code of Ethics, is incorporated by reference to Post-Effective Amendment No. 92 to the registration statement of Columbia Funds Series Trust, File No. 333-89661, filed on April 28, 2011.

(p)(2)	Brandes Code of Ethics, incorporated by reference to Post-Effective Amendment No. 94 to the Registration Statement of Columbia Funds Series Trust, File No. 333-89661, filed June 28, 2011.

ITEM 29.	Persons Controlled by or Under Common Control with the Fund

No person is controlled by or under common control with the Registrant.

ITEM 30.	Indemnification

Article V, Section 5.3 of the Registrant’s Amended and Restated Limited Liability Company Agreement provides for the indemnification of the Registrant’s trustees, officers, employees and other agents. The Trustees may also be entitled to indemnification by contract. Indemnification of the Registrant’s administrators, placement agent and custodian is provided for, respectively, in the Registrant’s:

1. Administrative Services Agreement with CMIA;

2. Placement Agency Agreement with CMID;

3. Custody Agreement with JPMorgan; and

TRUSTEE INDEMNIFICATION AGREEMENT

THE REGISTRANT HAS ENTERED INTO AN INDEMNIFICATION AGREEMENT WITH EACH BOARD MEMBER PURSUANT TO WHICH THE REGISTRANT SHALL HOLD HARMLESS AND INDEMNIFY OUT OF ITS ASSETS, AND ADVANCE EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL JUDGMENTS, PENALTIES, FINES, AMOUNTS PAID OR TO BE PAID IN SETTLEMENT, ERISA EXCISE TAXES, LIABILITIES, LOSSES, INTEREST, EXPENSES OF INVESTIGATION, ATTORNEYS’ FEES, RETAINERS, COURT COSTS, TRANSCRIPT COSTS, FEES OF EXPERTS, WITNESS FEES, EXPENSES OF PREPARING FOR AND ATTENDING DEPOSITIONS AND OTHER PROCEEDINGS, TRAVEL EXPENSES, DUPLICATING COSTS, PRINTING AND BINDING COSTS, COMPUTERIZED LEGAL RESEARCH COSTS, TELEPHONE CHARGES, POSTAGE, DELIVERY SERVICE FEES, AND ALL OTHER COSTS, DISBURSEMENTS OR EXPENSES OF THE TYPES CUSTOMARILY INCURRED IN CONNECTION WITH PROSECUTING, DEFENDING, PREPARING TO PROSECUTE OR DEFEND, INVESTIGATING, OR ACTING OR PREPARING TO ACT AS A WITNESS IN A PROCEEDING) TO, INDEMNITEE (A) AS SPECIFICALLY PROVIDED IN THE AGREEMENT AND (B) OTHERWISE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW IN EFFECT ON THE DATE OF THE AGREEMENT AND AS SUCH LAW MAY BE AMENDED FROM TIME TO TIME; PROVIDED, HOWEVER, THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NO CHANGE IN APPLICABLE LAW SHALL HAVE THE EFFECT OF REDUCING THE BENEFITS AVAILABLE TO EACH TRUSTEE UNDER THE AGREEMENT BASED ON APPLICABLE LAW AS IN EFFECT ON THE DATE OF THE AGREEMENT. THE RIGHTS OF INDEMNIFICATION AND ADVANCEMENT PROVIDED BY THIS AGREEMENT SHALL NOT BE LIMITED BY ANY STANDARDS OR RESTRICTIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT. IN RECOGNITION THAT THE INDEMNITEE HEREUNDER SERVES OR SERVED AS A BOARD MEMBER OF THE REGISTRANT AND ACTS OR ACTED FOR THE REGISTRANT AND NOT A SINGLE PART OR SERIES THEREOF, TO THE FULLEST EXTENT PERMITTED BY THE REGISTRANT’S LIMITED LIABILITY COMPANY AGREEMENT AS IN EFFECT ON THE DATE OF THE AGREEMENT, THE FOLLOWING EXPENSES PAYABLE BY THE REGISTRANT PURSUANT TO THE AGREEMENT SHALL BE TREATED AS GENERAL EXPENSES OF THE REGISTRANT AND ALLOCATED AND CHARGED BETWEEN AND AMONG ANY ONE OR MORE OF THE SERIES OF THE REGISTRANT IN THE MANNER CONTEMPLATED BY THE LIMITED LIABILITY COMPANY AGREEMENT AS IN EFFECT ON THE DATE OF THE AGREEMENT: (I) ANY EXPENSES WHICH ARE NOT READILY IDENTIFIABLE AS BELONGING TO ANY PARTICULAR SERIES OF THE REGISTRANT, AND (II) ANY EXPENSES THAT WOULD OTHERWISE BE APPORTIONED TO ANY SERIES OF THE REGISTRANT (WHETHER SUCH SERIES EXISTS AT OR PRIOR OR SUBSEQUENT TO THE DATE OF THE AGREEMENT) THAT HAS BEEN, OR AFTER THE DATE OF THE AGREEMENT IS, LIQUIDATED, BUT ONLY TO THE EXTENT RESERVES, INSURANCE OR OTHER SOURCES OF FUNDS FOR THE PAYMENT OF ANY SUCH EXPENSES ARE UNAVAILABLE. FOR PURPOSES OF THE AGREEMENT, ANY EXPENSES WHICH DO NOT BELONG EXCLUSIVELY TO A PARTICULAR SERIES OF THE REGISTRANT SHALL BE DEEMED NOT TO BE READILY IDENTIFIABLE AS BELONGING TO ANY PARTICULAR SERIES OF THE REGISTRANT. THE RIGHT OF A TRUSTEE TO INDEMNIFICATION AND ADVANCEMENT OF EXPENSES UNDER THE AGREEMENT SHALL NOT BE DEEMED TO LIMIT, SUPERSEDE OR OTHERWISE AFFECT ANY OTHER SIMILAR RIGHT UNDER APPLICABLE LAW, THE LIMITED LIABILITY COMPANY AGREEMENT, ANY OTHER AGREEMENT, ANY POLICY OF INSURANCE, OR A VOTE OF SHAREHOLDERS OR RESOLUTION OF THE BOARD OF TRUSTEES, AND EACH TRUSTEE MAY, AT HIS OR HER SOLE OPTION, SEEK AND OBTAIN INDEMNIFICATION AND/OR ADVANCEMENT OF EXPENSES BY EXERCISING RIGHTS PURSUANT TO ANY OF THE FOREGOING OR OTHERWISE AND IN ANY ORDER OF PRIORITY.

EACH TRUSTEE SHALL BE HELD HARMLESS AND INDEMNIFIED BY THE REGISTRANT AGAINST ALL EXPENSES ACTUALLY AND REASONABLY INCURRED BY THE TRUSTEE OR ON THE TRUSTEE’S BEHALF IN CONNECTION WITH ANY PROCEEDING IN WHICH THE TRUSTEE IS, OR IS THREATENED TO BE, INVOLVED AS A PARTY OR OTHERWISE BY VIRTUE OF HIS OR HER STATUS AS A BOARD MEMBER, WHETHER OR NOT SUCH PROCEEDING IS BROUGHT BY OR IN THE RIGHT OF THE REGISTRANT AND IRRESPECTIVE OF WHEN THE CONDUCT THAT IS THE SUBJECT OF THE PROCEEDING OCCURRED, PROVIDED THAT NO INDEMNIFICATION OF EXPENSES SHALL BE PROVIDED UNDER THE AGREEMENT TO THE EXTENT THAT SUCH EXPENSES ARISE FROM CONDUCT OF THE TRUSTEE FOR WHICH INDEMNIFICATION MAY NOT LAWFULLY BE PROVIDED TO THE TRUSTEE.

WITHOUT LIMITING ANY OTHER RIGHTS OF A TRUSTEE UNDER THE AGREEMENT, IF THE TRUSTEE IS, PURSUANT TO THE TERMS OF THE AGREEMENT, ENTITLED TO INDEMNIFICATION AS TO ONE OR MORE BUT LESS THAN ALL CLAIMS, MATTERS OR ISSUES IN A PROCEEDING, THE REGISTRANT SHALL INDEMNIFY THE TRUSTEE AGAINST ALL EXPENSES INCURRED BY THE TRUSTEE OR ON THE TRUSTEE’S BEHALF IN CONNECTION WITH EACH CLAIM, MATTER OR ISSUE FOR WHICH THE TRUSTEE IS ENTITLED TO INDEMNIFICATION UNDER THE AGREEMENT.

CROSS INDEMNIFICATION AGREEMENT WITH FUNDS TRUST

THE REGISTRANT HAS ENTERED INTO A CROSS INDEMNIFICATION AGREEMENT WITH FUNDS TRUST DATED SEPTEMBER 26, 2005. THE MASTER TRUST WILL INDEMNIFY AND HOLD HARMLESS FUNDS TRUST AGAINST ANY LOSSES, CLAIMS, DAMAGES OR LIABILITIES TO WHICH FUNDS TRUST MAY BECOME SUBJECT UNDER THE SECURITIES ACT OF 1933 (THE 1933 ACT), THE INVESTMENT COMPANY ACT OF 1940 (THE 1940 ACT), OR OTHERWISE, INSOFAR AS SUCH LOSSES, CLAIMS, DAMAGES OR LIABILITIES (OR ACTIONS IN RESPECT THEREOF) ARISE OUT OF OR ARE BASED UPON AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN ANY PROSPECTUSES, ANY PRELIMINARY PROSPECTUSES, THE REGISTRATION STATEMENTS, ANY OTHER PROSPECTUSES RELATING TO THE SECURITIES, OR ANY AMENDMENTS OR SUPPLEMENTS TO THE FOREGOING (HEREINAFTER REFERRED TO COLLECTIVELY AS THE “OFFERING DOCUMENTS”), OR ARISE OUT OF OR ARE BASED UPON THE OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING, IN EACH CASE TO THE EXTENT, BUT ONLY TO THE EXTENT, THAT SUCH UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION WAS MADE IN THE OFFERING DOCUMENTS IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO FUNDS TRUST BY THE MASTER TRUST EXPRESSLY FOR USE THEREIN; AND WILL REIMBURSE FUNDS TRUST FOR ANY LEGAL OR OTHER EXPENSES REASONABLY INCURRED BY FUNDS TRUST IN CONNECTION WITH INVESTIGATING OR DEFENDING ANY SUCH ACTION OR CLAIM; PROVIDED, HOWEVER, THAT THE MASTER TRUST SHALL NOT BE LIABLE IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LOSS, CLAIM, DAMAGE, OR LIABILITY ARISES OUT OF OR IS BASED UPON AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION MADE IN THE OFFERING DOCUMENTS IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO THE MASTER TRUST BY FUNDS TRUST FOR USE IN THE OFFERING DOCUMENTS.

FUNDS TRUST WILL INDEMNIFY AND HOLD HARMLESS THE MASTER TRUST AGAINST ANY LOSSES, CLAIMS, DAMAGES OR LIABILITIES TO WHICH THE MASTER TRUST MAY BECOME SUBJECT UNDER THE 1933 ACT, THE 1940 ACT, OR OTHERWISE, INSOFAR AS SUCH LOSSES, CLAIMS, DAMAGES OR LIABILITIES (OR ACTIONS IN RESPECT THEREOF) ARISE OUT OF OR ARE BASED UPON AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN THE OFFERING DOCUMENTS OR ARISE OUT OF OR ARE BASED UPON THE OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING, IN EACH CASE TO THE EXTENT, BUT ONLY TO THE EXTENT, THAT SUCH UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION WAS MADE IN THE OFFERING DOCUMENTS IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO THE MASTER TRUST BY FUNDS TRUST EXPRESSLY FOR USE THEREIN; AND WILL REIMBURSE THE MASTER TRUST FOR ANY LEGAL OR OTHER EXPENSES REASONABLY INCURRED BY THE MASTER TRUST IN CONNECTION WITH INVESTIGATING OR DEFENDING ANY SUCH ACTION OR CLAIM; PROVIDED, HOWEVER, THAT FUNDS TRUST SHALL NOT BE LIABLE IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LOSS, CLAIM, DAMAGE, OR LIABILITY ARISES OUT OF OR IS BASED UPON AN UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION MADE IN THE OFFERING DOCUMENTS IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO FUNDS TRUST BY THE MASTER TRUST FOR USE IN THE OFFERING DOCUMENTS.

PROMPTLY AFTER RECEIPT BY AN INDEMNIFIED PARTY UNDER SUBSECTION (A) OR (B) ABOVE OF NOTICE OF THE COMMENCEMENT OF ANY ACTION, SUCH INDEMNIFIED PARTY SHALL, IF A CLAIM IN RESPECT THEREOF IS TO BE MADE AGAINST AN INDEMNIFYING PARTY OR PARTIES UNDER SUCH SUBSECTION, NOTIFY THE INDEMNIFYING PARTY OR PARTIES IN WRITING OF THE COMMENCEMENT THEREOF; BUT THE OMISSION TO SO NOTIFY THE INDEMNIFYING PARTY OR PARTIES SHALL NOT RELIEVE IT OR THEM FROM ANY LIABILITY WHICH IT OR THEY MAY HAVE TO ANY INDEMNIFIED PARTY OTHERWISE THAN UNDER SUCH SUBSECTION. IN CASE ANY SUCH ACTION SHALL BE BROUGHT AGAINST ANY INDEMNIFIED PARTY AND IT SHALL NOTIFY THE INDEMNIFYING PARTY OR PARTIES OF THE COMMENCEMENT THEREOF, THE INDEMNIFYING PARTY OR PARTIES SHALL BE ENTITLED TO PARTICIPATE THEREIN AND, TO THE EXTENT THAT EITHER INDEMNIFYING PARTY OR BOTH SHALL WISH, TO ASSUME THE DEFENSE THEREOF, WITH COUNSEL SATISFACTORY TO SUCH INDEMNIFIED PARTY, AND, AFTER NOTICE FROM THE INDEMNIFYING PARTY OR PARTIES TO SUCH INDEMNIFIED PART OF ITS OR THEIR ELECTION SO TO ASSUME THE DEFENSE THEREOF, THE INDEMNIFYING PARTY OR PARTIES SHALL NOT BE LIABLE TO SUCH INDEMNIFIED PARTY UNDER SUCH SUBSECTION FOR ANY LEGAL EXPENSES OF OTHER COUNSEL OR ANY OTHER EXPENSES, IN EACH CASE SUBSEQUENTLY INCURRED BY SUCH INDEMNIFIED PARTY, IN CONNECTION WITH THE DEFENSE THEREOF OTHER THAN REASONABLE COSTS OF INVESTIGATION.

TRUSTEES’ AND OFFICERS’ LIABILITY POLICY

THE REGISTRANT HAS OBTAINED FROM A MAJOR INSURANCE CARRIER A TRUSTEES’ AND OFFICERS’ LIABILITY POLICY COVERING CERTAIN TYPES OF ERRORS AND OMISSIONS. IN NO EVENT WILL THE REGISTRANT INDEMNIFY ANY OF ITS TRUSTEES, OFFICERS, EMPLOYEES, OR AGENTS AGAINST ANY LIABILITY TO WHICH SUCH PERSON WOULD OTHERWISE BE SUBJECT BY REASON OF HIS/HER WILLFUL MISFEASANCE, BAD FAITH, GROSS NEGLIGENCE IN THE PERFORMANCE OF HIS/HER DUTIES, OR BY REASON OF HIS/HER RECKLESS DISREGARD OF THE DUTIES INVOLVED IN THE CONDUCT OF HIS/HER OFFICE OR ARISING UNDER HIS AGREEMENT WITH THE REGISTRANT. THE REGISTRANT WILL COMPLY WITH RULE 484 UNDER THE 1933 ACT AND RELEASE NO. 11330 UNDER THE 1940 ACT, IN CONNECTION WITH ANY INDEMNIFICATION.

* * *

INSOFAR AS INDEMNIFICATION FOR LIABILITY ARISING UNDER THE 1933 ACT MAY BE PERMITTED TO TRUSTEES, OFFICERS, AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION (SEC) SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE 1933 ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE REGISTRANT OF EXPENSES INCURRED OR PAID BY A TRUSTEE, OFFICER, OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT, OR PROCEEDING) IS ASSERTED BY SUCH TRUSTEE, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE 1933 ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

ITEM 31.	Business and Other Connections of the Investment Adviser

To the knowledge of the Registrant, none of the directors or officers of Columbia Management Investment Advisers, LLC (the Investment Manager), the Registrant’s investment adviser, or Brandes Investment Partners, L.P. (Brandes), the investment subadviser to certain portfolios, except as set forth below, are or have been, at any time during the Registrant’s past two fiscal years, engaged in any other business, profession, vocation or employment of a substantial nature.

(a) The Investment Manager, a wholly-owned subsidiary of Ameriprise Financial, Inc. performs investment advisory services for the Registrant and certain other clients. Information regarding the business of the Investment Manager and certain of its officers is set forth in the Prospectuses and Statements of Additional Information of the Registrant’s portfolios and is incorporated herein by reference. Information about the business of the Investment Manager and the directors and principal executive officers of the Investment Manager is also included in the Form ADV filed by the Investment Manager (formerly, RiverSource Investments, LLC) with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-25943), which is incorporated herein by reference. In addition to their position with the Investment Manager, certain directors and officers of the Investment Manager also hold various positions with, and engage in business for, Ameriprise Financial, Inc. or its other subsidiaries. Prior to May 1, 2010, when Ameriprise Financial, Inc. acquired the long-term asset management business of Columbia Management Group, LLC from Bank of America, N.A., certain current directors and officers of the Investment Manager held various positions with, and engaged in business for, Columbia Management Group, LLC or other direct or indirect subsidiaries of Bank of America Corporation.

(b) Brandes performs investment management services for the Registrant and certain other clients. Information regarding the business of Brandes and certain of its officers is set forth in the Prospectuses and Statement of Additional Information of the Registrant’s portfolio(s) subadvised by Brandes and is incorporated herein by reference. Information about the business of Brandes and the directors and principal executive officers of Brandes is also included in the Form ADV filed by Brandes with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-24986), which is incorporated herein by reference.

ITEM 32.	Principal Underwriters

(a) Columbia Management Investment Distributors, Inc. acts as placement agent for the Registrant. Columbia Management Investment Distributors, Inc. also acts as principal underwriter for the following investment companies, including the Registrant:

Columbia Acorn Trust; Columbia Funds Series Trust; Columbia Funds Series Trust I; Columbia Funds Series Trust II; Columbia Funds Variable Series Trust II; Columbia Funds Variable Insurance Trust; Columbia Funds Variable Insurance Trust I; Wanger Advisors Trust.

(b) As to each director, principal officer or partner of Columbia Management Investment Distributors, Inc.

Name and Principal Business Address*	Position and Offices with Principal Underwriter	Positions and Offices with Registrant

William F. “Ted” Truscott	Director (Chairman); Chief Executive Officer	Trustee and Senior Vice President

Amy Unckless	Director; President and Chief Administrative Officer	None

Jeffrey F. Peters	Director; Senior Vice President	None

Christopher Thompson	Director; Senior Vice President and Head of Investment Products and Marketing	None

Dave K. Stewart	Chief Financial Officer	None

Scott R. Plummer	Senior Vice President, Chief Counsel and Assistant Secretary	Senior Vice President, Chief Legal Officer and Assistant Secretary

Stephen O. Buff	Vice President, Chief Compliance Officer	None

Hector DeMarchena	Vice President – Institutional Asset Management Product Administration and Assistant Treasurer	None

Mark Dence	Vice President – National Sales Manager IO	None

Joe Feloney	Vice President – National Sales Manager – US Trust/Private Wealth Management	None

Leslie Moon	Vice President – Mutual Fund Technology	None

Brian Walsh	Vice President, Strategic Relations	None

Frank Kimball	Vice President, Asset Management Distribution Operations and Governance	None

Thomas R. Moore	Secretary	None

Michael E. DeFao	Vice President and Assistant Secretary	Vice President and Assistant Secretary

Paul Goucher	Vice President and Assistant Secretary	Vice President and Assistant Secretary

Tara Tilbury	Vice President and Assistant Secretary	Assistant Secretary

Nancy W. LeDonne	Vice President and Assistant Secretary	None

Ryan C. Larrenaga	Vice President and Assistant Secretary	Assistant Secretary

Joseph L. D’Alessandro	Vice President and Assistant Secretary	Assistant Secretary

Christopher O. Petersen	Vice President and Assistant Secretary	Vice President and Secretary

Eric T. Brandt	Vice President and Assistant Secretary	None

James L. Hamalainen	Treasurer	None

Tara Dziengel	Anti-Money Laundering Officer and Identify Theft Prevention Officer	Money Laundering Prevention Officer

Kevin Wasp	Ombudsman	None

Lee Faria	Conflicts Officer	None

*	c/o 225 Franklin Street, Boston, MA 02110

(c) Not applicable.

ITEM 33.	Location of Accounts and Records

Person maintaining physical possession of accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder include:

•	Registrant, 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402;

•	Registrant’s investment adviser and administrator, Columbia Management Investment Advisers, LLC, 225 Franklin Street, Boston, MA 02110;

•	Registrant’s subadviser, Brandes Investment Partners, L.P. , 11988 El Camino Real, San Diego, CA 92130;

•	Registrant’s principal underwriter, Columbia Management Investment Distributors, Inc., 225 Franklin Street, Boston, MA 02110;

•	Registrant’s former custodian, State Street Bank and Trust Company, State Street Financial Center, One Lincoln Street, Boston, MA 02111.

•	Registrant’s custodian, JPMorgan Chase Bank, N.A., 1 Chase Manhattan Plaza 19th Floor, New York, NY 10005.

In addition, Iron Mountain Records Management is an off-site storage facility housing historical records that are no longer required to be maintained on-site. Records stored at this facility include various trading and accounting records, as well as other miscellaneous records. The address for Iron Mountain Records Management is 920 & 950 Apollo Road, Eagan, MN 55121.

ITEM 34.	Management Services

Not Applicable.

ITEM 35.	Undertakings

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 10th day of September, 2012.

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

By:	/s/ RYAN C. LARRENAGA
Name:	Ryan C. Larrenaga
Title:	Assistant Secretary